UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2022

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas	71601
(Address of principal executive offices)	(Zip Code)

(870) 541-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SFNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2022, the board of directors (“Board”) of Simmons First National Corporation (“Company”) appointed George A. Makris, Jr. (age 66), the Company’s current chairman and chief executive officer, as executive chairman of the Company, effective January 1, 2023, to serve until such time as his successor is appointed, or his earlier death, resignation, or removal. Mr. Makris will report to the Board and will remain chairman of the Board.

On December 19, 2022, the Board appointed Robert A. Fehlman (age 58), the Company’s current president and chief operating officer, as chief executive officer of the Company, effective January 1, 2023, to serve until such time as his successor is appointed, or his earlier death, resignation, or removal. Mr. Fehlman (who, in his new role, will be the Company’s principal executive officer) will report to Mr. Makris as executive chairman. Mr. Fehlman has worked for either the Company or its affiliates since 1988. He is a certified public accountant and holds a bachelor’s degree in accounting from Henderson State University. Additional information regarding Mr. Fehlman’s background, including prior positions with the Company, is incorporated herein by reference to the Company’s proxy statement for the Company’s 2022 annual meeting of shareholders.

Mr. Fehlman does not have any family relationships with any of the Company’s directors or executive officers. Other than loans and extensions of credit that have been made from time to time by the Company’s affiliate, Simmons Bank (“Bank”), in the ordinary course of business on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not related to the Bank and that did not involve more than the normal risk of collectability or present other unfavorable features, Mr. Fehlman is not a party to any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On December 19, 2022, the Board appointed James M. Brogdon (age 42), the Company’s current executive vice president and chief financial officer, as president and chief financial officer, effective January 1, 2023, to serve until such time as his successor is appointed, or his earlier death, resignation, or removal. Mr. Brogdon (who will continue to be the Company’s principal financial officer) will report to Mr. Fehlman as chief executive officer. Mr. Brogdon has worked for either the Company or its affiliates since 2021. He is a certified public accountant (inactive) and holds a bachelor’s degree in both accounting and business management from Harding University. Additional information regarding Mr. Brogdon’s background, including prior positions he has held, is incorporated herein by reference to the Company’s proxy statement for the Company’s 2022 annual meeting of shareholders.

Mr. Brogdon does not have any family relationships with any of the Company’s directors or executive officers. Other than loans and extensions of credit that have been made from time to time by the Bank in the ordinary course of business on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not related to the Bank and that did not involve more than the normal risk of collectability or present other unfavorable features, Mr. Brogdon is not a party to any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The information for Messrs. Fehlman and Brogdon, in connection with their new roles, required by Item 5.02(c)(3) of Form 8-K is unavailable as of the time of this filing.

Item 7.01 Regulation FD Disclosure.

On December 19, 2022, the Company issued a press release announcing the changes to its executive management. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information provided pursuant to this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Simmons First National Corporation on December 19, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ James M. Brogdon
Date: December 19, 2022	James M. Brogdon, Executive Vice President and Chief Financial Officer